Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Planet 13 Holdings Inc. of our report dated March 25, 2026 relating to the consolidated financial statements contained within the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

July 2, 2026